SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2005
Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Utah
(State or Other Jurisdiction of Incorporation)

000-25873 (Commission File Number)	84-1431425 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On July 6, 2005 and as filed by Company with the SEC in Current Report on Form 8-K on July 14, 2005, Company entered into that certain note and warrant purchase agreement, pursuant to which Company sold up to $3.5 million senior convertible notes, as amended, as well as warrants and additional investment rights and entered into those certain registration rights agreements, as amended. Such notes are due in 2007 and were made to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933 (collectively “Convertible Notes”). Such investors are as follows: Cranshire Capital LP, Crescent International, Ltd., Iroquois Master Fund Ltd., Omicron Master Trust, Rockmore Investment Master Fund, Portside Growth and Opportunity Fund, RHP Master Fund, Ltd., Smithfield Fiduciary LLC, SRG Capital LLC, and Sunrise Equity Partners, LP.
Pursuant to the terms of each respective senior secured promissory note, the Company was obligated to register its shares of common stock and upon such registration, the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the date which is one hundred twenty (120) days after the closing date would constitute an event of default. The Company has not registered its shares and therefore an event of default has occurred on or about December 3, 2005 under each respective secured promissory note. However, the failure of the Registration Statement to be declared effective was due in part to the SEC’s position as taken in its comment to the Company’s Registration Statement filing. Such position deemed that those shares granted under an additional investment right provision of the noteholders’ Note and Warrant Purchase Agreement did not meet the criteria for registration under Rule 415 of Regulation C (17 C.F.R. §230.415).
Further, pursuant to the terms of each respective senior secured promissory note, the Company was obligated to repay 1/24th of the respective principal balances until paid in full.
Of the eight original holders of the Convertible Notes, five have been paid in full. The Company and the remaining three noteholders have entered into active settlement negotiations. Of the total remaining aggregate principal balance of $259,733 due to the three remaining noteholders, principal and interest payments were last made on April 17th, 2007. As such, the non-payment of principal and interest previously due and payable constitutes a default under each of the respective remaining Convertible Notes; however, as a result of such April 17th, 2007 payment, all principal and interest has been brought current pursuant to the terms of the Convertible Notes.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
     On December 2, 2005, the Company, in two separate securities purchase agreements pursuant to Regulation S, sold to Mercatus & Partners, LP (“Mercatus”) a total of 14,854,930 unregistered shares of its common stock (“Stock”) at a discount of 15% or $0.272 per share, totaling $4,040,541, payable in U.S. dollars within thirty days thereof.
     Mercatus failed to pay for the Stock and therefore an event of default occurred.
     The parties have entered into active settlement negotiations and the Company has recovered $585,360 to date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc. (Registrant)
Date: May 08, 2007	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer

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